Exhibit 10.2

2014 OMNIBUS INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of May 1, 2025 (the “Grant Date”), is made by and between Triumph Financial, Inc., a Texas corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (“Participant”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Triumph Financial, Inc. 2014 Omnibus Incentive Plan (the “Plan”), pursuant to which this Award is granted.
WHEREAS, the Company has adopted the Plan to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with a means of providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in shareholder value; and
    WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Participant an award of Performance Restricted Stock Units (“PSUs”) on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of PSU Award.
(a)Grant. The Company hereby grants to Participant an award (the “PSU Award”) of a target aggregate number of [[SHARESGRANTED]] PSUs (the “Target PSUs”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. Each PSU represents the right to receive one Share on the terms, and subject to the conditions, set forth in this Agreement. Subject to the Award Maximum, the total number of PSUs that may be earned pursuant to the PSU Award in accordance with this Agreement shall range from 0% to 350% of the Target PSUs.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Vesting. Except as may otherwise be provided herein, the PSU Award shall become earned, vested and nonforfeitable according to the following provisions:
(a)General Vesting. Except as may otherwise be provided herein, subject to the Award Maximum, a number of PSUs subject to the PSU Award shall be earned (such number, the “Earned PSUs”) based on the achievement of the Performance Goals set forth in Exhibit A hereto and the Earned PSUs shall vest on the date on which the Committee determines the extent to which the Performance Goals have been achieved (the “Vesting Date”), which determination shall occur no later than thirty (30) days
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following the conclusion of the Performance Period set forth on Exhibit A, subject to Participant not having incurred a Termination of Service prior to the Vesting Date.
(b)Death, Disability, and Retirement. If Participant experiences a Termination of Service after the Grant Date due to Participant’s death or Disability, or after the first anniversary of the Grant Date due to Participant’s Retirement, then a portion of the PSU Award, calculated by multiplying the Target PSUs by a fraction, the numerator of which is equal to the number of days worked by Participant during the Performance Period and the denominator of which is the total number of days in the Performance Period (the “Prorated Portion”), shall remain outstanding and eligible to vest in accordance with Section 2(a) based on the actual level of achievement of the Performance Goals, so long as Participant does not breach any restrictive covenants set forth in any written agreement between Participant and the Company (it being understood that in the event of any such breach prior to the Vesting Date, the Prorated Portion shall be immediately forfeited). For purposes hereof, “Retirement” means a Termination of Service on or after reaching the minimum retirement age adopted by the Company for its executives generally as in effect at the time of such Termination of Service (or, if earlier, as in effect immediately prior to a Change in Control). For the avoidance of doubt, the Target PSUs that do not constitute the Prorated Portion shall be forfeited as of the date of Termination of Service.
(c)Termination without Cause or Resignation for Good Reason.
(i)If, after the first anniversary of the Grant Date (and other than during the two-year period immediately following a Change in Control), a Participant incurs a Termination of Service due to a termination by the Company without Cause (as defined in Exhibit B), or due to a resignation by Participant for Good Reason (as defined in Exhibit B), the Prorated Portion shall remain outstanding and eligible to vest in accordance with Section 2(a) based on the actual level of achievement of the Performance Goals, so long as Participant does not breach any restrictive covenants set forth in any written agreement between Participant and the Company (it being understood that in the event of any such breach prior to the Vesting Date, the Prorated Portion shall be immediately forfeited). For the avoidance of doubt, the Target PSUs that do not constitute the Prorated Portion shall be forfeited as of the date of Termination of Service.
(ii)If, during the two-year period immediately following a Change in Control, a Participant incurs a Termination of Service due to a termination by the Company without Cause (as defined in Exhibit B), or due to a resignation by Participant for Good Reason (as defined in Exhibit B), the Replacement Award (as defined in Section 7 below) granted in respect of the PSU Award shall vest in full.
(d)Other Termination of Service. If Participant incurs a Termination of Service prior to the Vesting Date for any reason other than as set forth in Section 2(b) and 2(c) above, the PSU Award shall be forfeited by Participant without consideration.
3.Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income tax purposes with respect to any PSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state and local income and employment taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Participant may direct the Company, to the extent permitted by law and as may be authorized by the Committee or as may otherwise be permitted under Section 14(d) of the Plan, to deduct any such taxes from any payment otherwise due to Participant, including the delivery of Shares of Common Stock that gives rise to the withholding requirement. The Company’s obligation to deliver the Shares underlying Earned PSUs (or to make a book entry or other electronic notation indicating ownership of the Shares), is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding.
4.Settlement of PSU Award. The Earned PSUs shall be settled by the issuance of Shares within thirty (30) days following the Vesting Date (except (a) as otherwise provided in Section 7(a), and (b) that Earned PSUs will be settled upon a Participant’s Termination of Service following a Change in Control by the issuance of Shares within thirty (30) days following the Termination of Service; provided that if the PSU Award constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, this clause (b) shall apply only if the Termination of Service occurs within two (2) years following a 409A Change in Control).
5.Transferability; Rights as a Stockholder. The PSU Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Until the issuance of the Shares subject to this PSU Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of Common Stock shall exist with respect to this Award.
6.Adjustment. In the event of any event described in Section 3(c) of the Plan occurring after the Grant Date and while the PSU Award remains outstanding, the adjustment provisions as provided for under Section 3(c) of the Plan shall apply to the PSU Award.
7.Change in Control. The provisions of this Section 7 shall govern the treatment of the PSU Award upon a Change of Control.
(a)In the event of a Change in Control of the Company occurring after the Grant Date and prior to the Vesting Date, the PSU Award (if and to the extent not previously forfeited) shall vest and be deemed to be earned, with the Performance Goals deemed achieved at the level of achievement of the Performance Goals as determined by the Committee as of the latest practicable date prior to the Change in Control and in accordance with Exhibit A (treating such date as the final day of the Performance Period for purposes thereof), and shall be settled within ten (10) days following the Change in Control (provided that if the PSU Award constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, settlement shall occur at such time only if (i) the Change in Control is a 409A Change in Control and (ii) such settlement would not constitute an impermissible acceleration under Section 409A of the Code, and otherwise such PSU Award will be settled in accordance with Section 4), except to the extent that another award meeting the requirements of Section 7(b) is provided to Participant to replace the PSU Award (any award meeting the requirements of Section 7(b), a “Replacement Award”).
(b)An award shall meet the conditions of this Section 7(b) (and hence qualify as a Replacement Award) if: (1) it relates to publicly traded equity securities of the Company or the surviving corporation following the Change in Control, (2) it is of the same type as the PSU Award (except that the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable performance period (or such shorter period as determined by the Committee) and the Performance Goals shall be deemed to be achieved at the level of achievement of the Performance Goals as determined by the Committee as of the latest practicable date prior to the Change in Control and in accordance with Exhibit A, treating such date as the final day of the Performance Period for purposes thereof), (3) it has a value at least equal to the value of the PSU Award as of the date of the Change in Control (other than in respect of customary fractional rounding of share amounts and exercise price), (4) it contains terms relating to time-based vesting (including with respect to Termination of Service) that are substantially identical to those of this Award, and (5) its other terms and conditions are not less favorable to Participant than the terms and conditions of this Award (including provisions that apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of this Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
8.Clawback Policy. Participant agrees that, notwithstanding any other provision of this Agreement or the Plan, the PSU Award and any Shares delivered thereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy that the Company may adopt and that is applicable to Participant, as it may be amended from time to time, and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation.
9.Miscellaneous.
(a)Waiver and Amendment. The Committee may unilaterally amend the terms of this Agreement and the PSU Award granted thereunder; provided that no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to this Agreement and the PSU Award granted thereunder, except such an amendment made to cause the Plan, this Agreement, or the PSU Award granted thereunder to comply with applicable law, Applicable Exchange listing standards, or accounting rules. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company to:
Triumph Financial, Inc.
12700 Park Central Drive, Suite 1700
Dallas, TX 75251
Facsimile: (214) 237-3197
Attention: General Counsel
if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(e)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.
(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(g)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(h)Bound by the Plan. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(i)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Texas.
(j)Headings. The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(k)Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
10.Compliance with Legal Requirements. The grant of the PSU Award and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRIUMPH FINANCIAL, INC.
By: _______________________
Name: Adam Nelson
Title: EVP and General Counsel

PARTICIPANT

_ [[SIGNATURE]] __ ____ ____
[[FIRSTNAME]] [[LASTNAME]]

[Signature Page to 2025 PSU Award Agreement]

TRIUMPH FINANCIAL, INC.
RESTRICTIVE COVENANTS AGREEMENT
As a condition of any incentive compensation that I may earn and receive under any incentive-based compensation plan maintained by Triumph Financial, Inc. (together with its subsidiaries, the “Company”), and in particular, my receipt of restricted stock units granted under the terms of the Performance Restricted Stock Unit Award Agreement entered into between the Company and me (such agreements, the “Award Agreements”), I agree to the terms and conditions of this Restrictive Covenants Agreement (“Agreement”):
(a)Access to Confidential Information. Employee understands and agrees that in the course of performing work on behalf of the Company, he will continue to have access to, and will continue to be given Confidential Information relating to the business of the Company. Employee acknowledges and agrees that such Confidential Information includes, but is not limited to financial information pertinent to the Company and its customers, and investors, customer lists, customer and investor identities and their preferences, confidential banking and financial information of both the Company and its customers and investors, and information that Employee may create or prepare certain information related to his duties. Employee hereby expressly agrees to maintain in strictest confidence and not to access without proper business purposes (including repetitive unnecessary access), use (including without limitation in any future business or personal relationship of Employee), publish, disclose or in any way authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of the Company and its customers and investors, except for legitimate business-related reasons while performing duties on behalf of the Company. Employee agrees further not to remove or retain any figures, financial information, personnel data, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of the Company, and to return any such information in Employee’s possession at the conclusion of Employee’s use of such information and at the conclusion of Employee’s employment with the Company.
For purposes of this Agreement, “Confidential Information” includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by Company, its customers, investors and/or vendors, or is prepared by, obtained by, compiled by or that is used by Employee in conjunction with his duties, and (1) is proprietary to, about, or created by the Company, its customers, investors and/or vendors; (2) is information the disclosure of which might be detrimental to the interest of the Company, its investors or customers; or (3) is not typically disclosed by the Company, its customers, investors and/or vendors, or known by persons who are not associated with the Company.
(b)Restrictive Covenants. Employee acknowledges that, as a result of Employee’s service with the Company, a special relationship of trust and confidence will develop between Employee, the Company and its clients and customers, and that this relationship will generate a substantial amount of good will between the Company and its clients and customers. Employee further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect it from the loss of its Confidential Information or its customer goodwill. Employee further acknowledges that throughout his service with the Company, Employee will be provided with access to and informed of confidential, proprietary and highly sensitive information relating to the Company’s clients and customers, which is a competitive asset of the Company, and which enables Employee to benefit from the goodwill and know-how of the Company. Therefore, as a material condition to the Company’s willingness to perform its obligations hereunder, Employee agrees that, for a period of twelve (12) months following the date of the termination of employment by the Company for any reason (except as specifically set forth below), Employee will not, either for himself or in conjunction with others:
(i)solicit, divert, take away, do business with, or provide information about, or attempt to solicit, divert, take away or do business with in any fashion any of the Company’s customers, clients, business or patrons about whom Employee has Confidential Information, or with whom Employee has done business or attempted to do business on behalf of the Company;
(ii)(i) offer employment to, enter into a contract for the employment of, or attempt to entice away from the Company, any individual who is at the time of such offer or attempt, or has been during the twelve months prior to such offer or attempt, an employee of the Company, (ii) interfere with the material business relationships of the Company, or entice away any material suppliers or contractors, (iii) procure or facilitate the making of any such offer or attempt by any other person, or (iv) solicit, directly or through any other person, any investor of the Company for purposes of facilitating any investment, partnership or business opportunity unrelated to the Company. The restriction in subsection (iv) above shall not apply to any investor with which the Employee had a preexisting relationship prior to becoming employed by the Company.
Notwithstanding anything to the contrary contained herein, the foregoing restrictions in Section (b) this Restrictive Covenants Agreement shall not apply in the event Employee is terminated by the Company without Cause (as defined in the Award Agreements) during the first twelve (12) months following Employee’s execution of the Award Agreements.
(c)Representations of Employee.
(i)EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF THIS AGREEMENT.
(ii)EMPLOYEE ACKNOWLEDGES AND RECOGNIZES THE HIGHLY COMPETITIVE NATURE OF THE COMPANY’S BUSINESS, THAT ACCESS TO CONFIDENTIAL INFORMATION RENDERS THE EMPLOYEE SPECIAL AND UNIQUE WITHIN THE COMPANY’S INDUSTRY, AND THAT THE EMPLOYEE WILL HAVE THE OPPORTUNITY TO DEVELOP SUBSTANTIAL RELATIONSHIPS WITH EXISTING AND PROSPECTIVE CLIENTS, ACCOUNTS, CUSTOMERS, CONSULTANTS, CONTRACTORS, INVESTORS, AND STRATEGIC PARTNERS OF THE COMPANY DURING THE COURSE OF AND AS A RESULT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY. IN LIGHT OF THE FOREGOING, EMPLOYEE RECOGNIZES AND ACKNOWLEDGES THAT THE RESTRICTIONS AND LIMITATIONS SET FORTH IN THIS AGREEMENT ARE REASONABLE AND VALID IN GEOGRAPHICAL AND TEMPORAL SCOPE AND IN ALL OTHER RESPECTS AND ARE ESSENTIAL TO PROTECT THE VALUE OF THE BUSINESS AND ASSETS OF THE COMPANY.
(d)Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.
(e)Intellectual Property. Employee agrees to disclose and hereby assigns to the Company any and all material of a proprietary nature, particularly including, without limitation, material subject to protection as trade secrets or as patentable ideas or copyrightable works, that Employee may conceive, invent, author or discover, either solely or jointly with another or other during Employee’s employment and that relates to or is capable of use in connection with the business of the Company or any employment or products offered, manufactured, used, sold or being developed by the Company at the time said material is developed. Employee will, upon request of the Company, either during or at any time after Employee’s employment ends, regardless of how or why Employee’s employment ends, execute and deliver all papers, including applications for patents and registrations for copyrights, and do such other legal acts (entirely at the Company’s expense) as may be necessary to obtain and maintain proprietary rights in any and all countries and to vest title thereto in the Company.
(f)Remedy. Employee understands and acknowledges that the Company has a legitimate business interest in preventing Employee from taking any actions in violation of this Policy and that this Policy is intended to protect the business and goodwill of the Company. Employee further acknowledges that a breach of this Policy will irreparably and continually damage the Company and that monetary damages alone will be inadequate to compensate the Company for such breach. Employee therefore agrees that in the event Employee violates any of the terms of this Policy, the Company will be entitled to, in addition to any other remedies available to it in law or in equity, seek temporary, preliminary and permanent injunctive relief and specific performance to enforce the terms of this Policy without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond. If Employee does take actions in violation of this Policy, Employee understands that the time periods set forth in in the applicable provisions herein will run from the date on which violations of those provisions, whether by injunction or otherwise, ends and not from the date that Employee’s employment ends. In the event any lawsuit, claim or other proceeding is brought to enforce the terms of this Policy, or to determine the validity of its terms, then the prevailing party will be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and court costs incurred in obtaining enforcement of, or determining the validity of, this Policy.
(g)Waiver. Employee understands and agrees that in the event the Company waives or allows any breach of this Policy, such waiver or allowance will not constitute a waiver or allowance of any future breach, whether of a similar or dissimilar nature.
(h)Tolling. If the Company files a lawsuit in any court of competent jurisdiction alleging a breach of the non-disclosure or non-solicitation provisions of this Agreement by Employee, then any time period set forth in this Agreement relating to the post-termination restrictions on the activities of Employee will be deemed tolled as of the time the lawsuit is filed and will remain tolled until the dispute is finally resolved, either by written settlement agreement resolving all claims raised in the lawsuit, or by entry of a final judgment and final resolution of any post-judgment appellate proceedings.

* * * * * *

I, [[FIRSTNAME]] [[LASTNAME]], have executed this Agreement on the respective date set forth below:

Date: [[DATE]]         [[SIGNATURE]]
(Signature)

EXHIBIT A

Performance Goals

Performance Measure:

The performance measures for the Performance Goal are (A) the Company’s relative Total Shareholder Return (as defined below) as compared to the TSR of the companies identified below as the “Peer Group” over the period commencing on and including May 1, 2025 and ending on and including April 30, 2028 (the “Performance Period”); provided, that if, on the last day of the Performance Period, one of the listed companies is no longer publicly traded, such company shall not be considered to be part of the Peer Group and shall not be replaced and (B) the Company’s absolute Total Shareholder Return over the Performance Period.

Performance Goal:

Subject to the terms, definitions and provisions of this PSU Award and the Plan, Participant will be entitled to receive a number of shares of Shares equal to the number of Earned PSUs (subject to the Award Maximum). The number of Earned PSUs will be equal to the number of Target PSUs (plus the number of dividend equivalent units credited with respect thereto), multiplied by (A) the Relative TSR Vesting Percentage, multiplied by (B) the Absolute TSR Modifier.

The Relative TSR Vesting Percentage shall be correlated to the Company’s Relative TSR Percentile for the Performance Period in accordance with the table below (with linear interpolation between the 25th and 75th percentiles and between the 75th and 90th percentiles, as applicable):

Relative TSR Percentile	Relative TSR Vesting Percentage
Below 25th percentile	0%
25th percentile	50%
75th percentile	150%
90th percentile or above	175%

The Absolute TSR Modifier shall be correlated to the Company’s absolute Total Shareholder Return for the Performance Period in accordance with the table below (with linear interpolation between 30% and 100% absolute Total Shareholder Return):

Absolute TSR	Absolute TSR Modifier
30% or below	100%
100% or above	200%

Any PSUs that were eligible to vest with respect to the Performance Period and did not become Earned PSUs in accordance with this Exhibit A shall be forfeited and cancelled as of the Vesting Date.

Definitions

“Award Maximum” shall mean:
(a) in the event the Company has a negative Total Shareholder Return for the Performance Period, 100% of the Target PSUs, and

(b) in the event that clause (a) is not applicable, and the value of the Earned PSUs (computed as the product of the number of the Earned PSUs determined without regard to the Award Maximum, multiplied by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Vesting Date) would exceed 8 times the initial value of the Target PSUs (computed as the product of the number of Target PSUs multiplied by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date), such number of PSUs that, if multiplied by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Vesting Date, would equal 8 times the initial value of the Target PSUs (computed as the product of the Target PSUs multiplied by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date).

“Beginning Stock Price” shall mean the average of the closing prices of common shares during the twenty (20) consecutive trading days ending on the last trading day immediately preceding the first day of the Performance Period.

“Ending Stock Price” shall mean the average of the closing prices of common shares (as appropriately adjusted to reflect stock splits, spin-offs, and similar transactions that occurred during the Performance Period) during the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. If a Change in Control occurs during the Performance Period, the Ending Stock Price of the Company shall equal (i) the value of the consideration paid for each Share in the Change in Control transaction, with the value of any non-cash consideration determined by the Committee in its discretion, or (ii) if no consideration is paid in respect of Shares in connection with the Change in Control, the volume weighted average price of a Share on the Nasdaq Global Select Market during the period of twenty (20) consecutive trading days ending on, and including, the last practicable trading day preceding the Change in Control.

“Total Shareholder Return” shall mean the appreciation of share price during the Performance Period, plus any Dividends Paid on the common stock during such Performance Period, calculated as follows:

[ Ending Stock Price minus Beginning Stock Price plus Dividends Paid ]

divided by

[ Beginning Stock Price ]

“Relative TSR Percentile” shall mean the percentile rank of the Company’s TSR relative to the TSR of the companies in the Peer Group for the Performance Period. Relative TSR Percentile will be determined by ranking the TSR of the Company and each of the companies in the Peer Group (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR being ranked number 2, and so forth) and determining the Company’s percentile rank based upon its position in the list by dividing the Company’s position by the total number of companies (including the Company) in the Peer Group and rounding the quotient to the nearest hundredth.

“Dividends Paid” shall mean all dividends paid with respect to an ex-dividend date that occurs during the Performance Period (whether or not the dividend payment date occurs during the Performance Period), which shall be deemed to have been reinvested in the underlying common shares and shall include dividends paid with respect to such reinvested dividends, appropriately adjusted to reflect stock splits, spin-offs, and similar transactions.

“Peer Group” shall mean the companies set on Exhibit C hereto; provided, that if, on the last day of the Performance Period, one of the foregoing companies is no longer publicly traded, such companies shall not be considered to be part of the Peer Group and shall not be replaced.

EXHIBIT B

Certain Definitions

“Cause” shall mean the Company’s determination in good faith that Participant: (i) has misappropriated, stolen or embezzled funds or property from the Company or any of its subsidiaries or affiliates, or secured or attempted to secure personally any profit in connection with any transaction entered into on behalf of the Company or any of its subsidiaries or affiliates, (ii) has been indicted or arrested on a felony, (iii) has neglected his or her employment duties, (iv) has materially violated a restrictive covenant contained in any written agreement between Participant and the Company, (v) has willfully violated or breached any material provision of any written agreement between Participant and the Company in any material respect or violated any material law or regulation or (vi) any other misconduct by Participant that is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates.

“Good Reason”
(a)    In the case of a voluntary termination of employment not occurring on or after a Change in Control, “Good Reason” shall mean:
(i)    a material reduction in Participant’s base salary as in effect immediately prior to Participant’s “Good Reason Notice of Termination” as defined below unless such reduction is made in accordance with a uniform reduction in base salaries of the Company’s similarly situated employees; or
(ii)     a material reduction in Participant’s target annual bonus opportunity as in effect immediately prior to Participant’s Good Reason Notice of Termination unless such reduction is made in accordance with a uniform reduction in target annual bonus opportunity of the Company’s similarly situated employees.

(b) In the case of a voluntary termination of employment occurring on or after a Change in Control, “Good Reason” shall mean:
(i)     a material reduction in Participant’s position, authority, duties or responsibilities relative to such position, authority, duties or responsibilities immediately prior to the Change in Control;
(ii)     a material reduction in Participant’s base salary opportunity as in effect immediately prior to the Change in Control;
(iii)     a material reduction in Participant’s target annual bonus opportunity as in effect immediately prior to the Change in Control; or
(iv)     receipt of notice by Participant with regard to the mandatory relocation of the office at which Participant is to perform the majority of his duties following the Change in

Control to a location more than 50 miles from the location at which Participant performed such duties prior to the Change in Control; provided that such new location is farther from Participant’s residence than the prior location.
(c)     Notwithstanding anything in this Agreement to the contrary, no act, omission or event shall constitute grounds for a voluntary termination due to “Good Reason” under either paragraph (a) or (b) immediately above unless:
(i)     Participant provides the Company thirty (30) day advance written notice of his or her intent to termination employment for Good Reason which notice must describe the claimed act, omission or event giving rise to Good Reason (“Good Reason Notice of Termination”);
(ii)     the Good Reason Notice of Termination is given within ninety (90) days of Participant’s first actual knowledge of such act, omission or event;
(iii)     the Company fails to cure such act, omission or event within the thirty (30) day period after receiving the Good Reason Notice of Termination; and
(iv)     Participant’s termination of employment for Good Reason actually occurs at the end of such 30-day cure period if the Good Reason is not cured.

EXHIBIT C – BANK PEER GROUP

Company (n=182)	Assets ($M)		Market Cap - 3/31/2025 ($M)	GICS Sub-Industry
	FY2024	TTM
First Interstate BancSystem, Inc.	$29,137	$29,137	$2,995	Regional Banks
WaFd, Inc.	$28,060	$27,684	$2,331	Regional Banks
Glacier Bancorp, Inc.	$27,903	$27,903	$5,019	Regional Banks
United Community Banks, Inc.	$27,720	$27,720	$3,360	Regional Banks
Simmons First National Corporation	$26,876	$26,876	$2,583	Regional Banks
Ameris Bancorp	$26,262	$26,262	$3,961	Regional Banks
Eastern Bankshares, Inc.	$25,558	$25,558	$3,283	Regional Banks
Atlantic Union Bankshares Corporation	$24,585	$24,585	$2,807	Regional Banks
Provident Financial Services, Inc.	$24,052	$24,052	$2,241	Regional Banks
First Hawaiian, Inc.	$23,828	$23,828	$3,084	Regional Banks
Bank of Hawaii Corporation	$23,601	$23,601	$2,744	Regional Banks
Cathay General Bancorp	$23,055	$23,055	$3,024	Regional Banks
Axos Financial, Inc.	$22,855	$23,709	$3,684	Regional Banks
Home Bancshares, Inc. (Conway, AR)	$22,491	$22,491	$5,613	Regional Banks
Customers Bancorp, Inc.	$22,308	$22,308	$1,580	Regional Banks
WSFS Financial Corporation	$20,814	$20,814	$3,037	Regional Banks
Independent Bank Corp.	$19,374	$19,374	$2,669	Regional Banks
First BanCorp.	$19,293	$19,293	$3,122	Regional Banks
WesBanco, Inc.	$18,684	$18,684	$2,073	Regional Banks
First Financial Bancorp.	$18,570	$18,570	$2,384	Regional Banks
First Merchants Corporation	$18,312	$18,312	$2,367	Regional Banks
Trustmark Corporation	$18,152	$18,152	$2,097	Regional Banks
Renasant Corporation	$18,035	$18,035	$2,162	Regional Banks
Pacific Premier Bancorp, Inc.	$17,904	$17,904	$2,056	Regional Banks
ServisFirst Bancshares, Inc.	$17,352	$17,352	$4,508	Regional Banks
TowneBank	$17,247	$17,247	$2,538	Regional Banks
TFS Financial Corporation	$17,091	$17,058	$3,452	Regional Banks
Hope Bancorp, Inc.	$17,054	$17,054	$1,264	Regional Banks
Community Financial System, Inc.	$16,386	$16,386	$2,997	Regional Banks
Hilltop Holdings Inc.	$16,268	$16,268	$1,975	Regional Banks
Banner Corporation	$16,200	$16,200	$2,198	Regional Banks
International Bancshares Corporation	$15,739	$15,739	$3,923	Regional Banks

Enterprise Financial Services Corp	$15,596	$15,596	$1,987	Regional Banks
Seacoast Banking Corporation of Florida	$15,176	$15,176	$2,178	Regional Banks
CVB Financial Corp.	$15,154	$15,154	$2,577	Regional Banks
Northwest Bancshares, Inc.	$14,408	$14,408	$1,533	Regional Banks
Dime Community Bancshares, Inc.	$14,353	$14,353	$1,217	Regional Banks
First Financial Bankshares, Inc.	$13,979	$13,979	$5,102	Regional Banks
NBT Bancorp Inc.	$13,787	$13,787	$2,027	Regional Banks
BancFirst Corporation	$13,554	$13,554	$3,651	Regional Banks
OceanFirst Financial Corp.	$13,421	$13,421	$994	Regional Banks
FB Financial Corporation	$13,157	$13,157	$2,164	Regional Banks
Live Oak Bancshares, Inc.	$12,943	$12,943	$1,215	Regional Banks
Veritex Holdings, Inc.	$12,768	$12,768	$1,360	Regional Banks
First Foundation Inc.	$12,645	$12,645	$427	Regional Banks
Berkshire Hills Bancorp, Inc.	$12,273	$12,273	$1,190	Regional Banks
First Bancorp	$12,148	$12,148	$1,660	Regional Banks
First Busey Corporation	$12,047	$12,047	$1,230	Regional Banks
Brookline Bancorp, Inc.	$11,905	$11,905	$971	Regional Banks
First Commonwealth Financial Corporation	$11,585	$11,585	$1,576	Regional Banks
OFG Bancorp	$11,501	$11,501	$1,817	Regional Banks
Eagle Bancorp, Inc.	$11,130	$11,130	$634	Regional Banks
Stellar Bancorp, Inc.	$10,906	$10,906	$1,465	Regional Banks
Columbia Financial, Inc.	$10,475	$10,475	$1,571	Regional Banks
Amerant Bancorp Inc.	$9,902	$9,902	$864	Regional Banks
ConnectOne Bancorp, Inc.	$9,880	$9,880	$930	Regional Banks
National Bank Holdings Corporation	$9,808	$9,808	$1,456	Regional Banks
Park National Corporation	$9,805	$9,805	$2,446	Regional Banks
Origin Bancorp, Inc.	$9,679	$9,679	$1,083	Regional Banks
TriCo Bancshares	$9,674	$9,674	$1,318	Regional Banks
S&T Bancorp, Inc.	$9,658	$9,658	$1,418	Regional Banks
Capitol Federal Financial, Inc.	$9,528	$9,538	$727	Regional Banks
Byline Bancorp, Inc.	$9,497	$9,497	$1,169	Regional Banks
Peoples Bancorp Inc.	$9,254	$9,254	$1,036	Regional Banks
Flushing Financial Corporation	$9,039	$9,039	$429	Regional Banks
QCR Holdings, Inc.	$9,026	$9,026	$1,205	Regional Banks
1st Source Corporation	$8,932	$8,932	$1,469	Regional Banks
Stock Yards Bancorp, Inc.	$8,863	$8,863	$2,035	Regional Banks
Nicolet Bankshares, Inc.	$8,797	$8,797	$1,663	Regional Banks

The Bancorp, Inc.	$8,728	$8,728	$2,501	Regional Banks
Southside Bancshares, Inc.	$8,517	$8,517	$880	Regional Banks
Amalgamated Financial Corp.	$8,257	$8,257	$882	Regional Banks
Univest Financial Corporation	$8,128	$8,128	$822	Regional Banks
HomeStreet, Inc.	$8,124	$8,124	$222	Regional Banks
Tompkins Financial Corporation	$8,109	$8,109	$909	Regional Banks
FirstSun Capital Bancorp	$8,097	$8,097	$1,003	Regional Banks
Business First Bancshares, Inc.	$7,857	$7,857	$720	Regional Banks
Burke & Herbert Financial Services Corp.	$7,812	$7,812	$841	Regional Banks
Horizon Bancorp, Inc.	$7,801	$7,801	$664	Regional Banks
Kearny Financial Corp.	$7,683	$7,731	$391	Regional Banks
Hanmi Financial Corporation	$7,678	$7,678	$678	Regional Banks
Pathward Financial, Inc.	$7,549	$7,622	$1,740	Regional Banks
Midland States Bancorp, Inc.	$7,529	$7,529	$368	Regional Banks
First Mid Bancshares, Inc.	$7,520	$7,520	$837	Regional Banks
Central Pacific Financial Corp.	$7,472	$7,472	$733	Regional Banks
Metropolitan Bank Holding Corp.	$7,301	$7,301	$628	Regional Banks
Heritage Financial Corporation	$7,106	$7,106	$827	Regional Banks
Peapack-Gladstone Financial Corporation	$7,011	$7,011	$496	Regional Banks
Washington Trust Bancorp, Inc.	$6,931	$6,931	$595	Regional Banks
Preferred Bank	$6,923	$6,923	$1,103	Regional Banks
Republic Bancorp, Inc.	$6,847	$6,847	$1,244	Regional Banks
Lakeland Financial Corporation	$6,678	$6,678	$1,546	Regional Banks
City Holding Company	$6,459	$6,459	$1,723	Regional Banks
German American Bancorp, Inc.	$6,296	$6,296	$1,403	Regional Banks
TrustCo Bank Corp NY	$6,239	$6,239	$580	Regional Banks
MidWestOne Financial Group, Inc.	$6,236	$6,236	$616	Regional Banks
Shore Bancshares, Inc.	$6,231	$6,231	$452	Regional Banks
Community Trust Bancorp, Inc.	$6,193	$6,193	$912	Regional Banks
CNB Financial Corporation	$6,192	$6,192	$463	Regional Banks
Financial Institutions, Inc.	$6,117	$6,117	$501	Regional Banks
Westamerica Bancorporation	$6,076	$6,076	$1,353	Regional Banks
Mercantile Bank Corporation	$6,052	$6,052	$705	Regional Banks
Great Southern Bancorp, Inc.	$5,982	$5,982	$642	Regional Banks
Triumph Financial, Inc.	$5,949	$5,949	$1,351	Regional Banks
Camden National Corporation	$5,805	$5,805	$683	Regional Banks
HarborOne Bancorp, Inc.	$5,753	$5,753	$451	Regional Banks

First Internet Bancorp	$5,738	$5,738	$233	Regional Banks
Northfield Bancorp, Inc. (Staten Island, NY)	$5,666	$5,666	$470	Regional Banks
Old Second Bancorp, Inc.	$5,649	$5,649	$750	Regional Banks
Heritage Commerce Corp	$5,645	$5,645	$585	Regional Banks
First Financial Corporation	$5,560	$5,560	$581	Regional Banks
Mid Penn Bancorp, Inc.	$5,471	$5,471	$502	Regional Banks
Orrstown Financial Services, Inc.	$5,442	$5,442	$585	Regional Banks
Independent Bank Corporation	$5,338	$5,338	$646	Regional Banks
Equity Bancshares, Inc.	$5,332	$5,332	$690	Regional Banks
SmartFinancial, Inc.	$5,276	$5,276	$529	Regional Banks
Northpointe Bancshares, Inc.	$5,224	$5,224	$495	Regional Banks
NB Bancorp, Inc.	$5,158	$5,158	$697	Regional Banks
Farmers National Banc Corp.	$5,119	$5,119	$491	Regional Banks
Peoples Financial Services Corp.	$5,092	$5,092	$445	Regional Banks
Bridgewater Bancshares, Inc.	$5,066	$5,066	$383	Regional Banks
HBT Financial, Inc.	$5,033	$5,033	$707	Regional Banks
Third Coast Bancshares, Inc.	$4,942	$4,942	$460	Regional Banks
Enterprise Bancorp, Inc.	$4,828	$4,828	$478	Regional Banks
Carter Bankshares, Inc.	$4,659	$4,659	$374	Regional Banks
Southern Missouri Bancorp, Inc.	$4,604	$4,908	$587	Regional Banks
HomeTrust Bancshares, Inc.	$4,595	$4,595	$596	Regional Banks
Bank First Corporation	$4,495	$4,495	$1,007	Regional Banks
Hingham Institution for Savings	$4,458	$4,458	$518	Regional Banks
Capital City Bank Group, Inc.	$4,325	$4,325	$613	Regional Banks
Arrow Financial Corporation	$4,306	$4,306	$440	Regional Banks
South Plains Financial, Inc.	$4,232	$4,232	$546	Regional Banks
Coastal Financial Corporation	$4,121	$4,121	$1,357	Regional Banks
The First of Long Island Corporation	$4,119	$4,119	$280	Regional Banks
Civista Bancshares, Inc.	$4,098	$4,098	$302	Regional Banks
Southern First Bancshares, Inc.	$4,088	$4,088	$269	Regional Banks
Bar Harbor Bankshares	$4,083	$4,083	$452	Regional Banks
Northeast Bank	$3,132	$4,083	$777	Regional Banks
Five Star Bancorp	$4,053	$4,053	$593	Regional Banks
California BanCorp.	$4,032	$4,032	$462	Regional Banks
West Bancorporation, Inc.	$4,015	$4,015	$336	Regional Banks
RBB Bancorp	$3,992	$3,992	$293	Regional Banks
First Guaranty Bancshares, Inc.	$3,973	$3,973	$96	Regional Banks

First Business Financial Services, Inc.	$3,853	$3,853	$391	Regional Banks
First Bank	$3,780	$3,780	$372	Regional Banks
Bank of Marin Bancorp	$3,701	$3,701	$352	Regional Banks
Primis Financial Corp.	$3,699	$3,699	$242	Regional Banks
Sierra Bancorp	$3,614	$3,614	$384	Regional Banks
BCB Bancorp, Inc.	$3,599	$3,599	$169	Regional Banks
MetroCity Bankshares, Inc.	$3,594	$3,594	$700	Regional Banks
Community West Bancshares	$3,522	$3,522	$352	Regional Banks
Home Bancorp, Inc.	$3,444	$3,444	$363	Regional Banks
Farmers & Merchants Bancorp, Inc.	$3,365	$3,365	$324	Regional Banks
Bankwell Financial Group, Inc.	$3,268	$3,268	$232	Regional Banks
First Community Bankshares, Inc.	$3,261	$3,261	$691	Regional Banks
Capital Bancorp, Inc.	$3,207	$3,207	$472	Regional Banks
The First Bancorp, Inc.	$3,157	$3,157	$277	Regional Banks
Red River Bancshares, Inc.	$3,150	$3,150	$350	Regional Banks
MVB Financial Corp.	$3,129	$3,129	$224	Regional Banks
Guaranty Bancshares, Inc.	$3,116	$3,116	$456	Regional Banks
Colony Bankcorp, Inc.	$3,110	$3,110	$283	Regional Banks
PCB Bancorp	$3,064	$3,064	$267	Regional Banks
Northrim BanCorp, Inc.	$3,042	$3,042	$404	Regional Banks
Ponce Financial Group, Inc.	$3,040	$3,040	$304	Regional Banks
FS Bancorp, Inc.	$3,029	$3,029	$291	Regional Banks
Citizens Financial Services, Inc.	$3,026	$3,026	$276	Regional Banks
First Western Financial, Inc.	$2,919	$2,919	$191	Regional Banks
LINKBANCORP, Inc.	$2,879	$2,879	$253	Regional Banks
Southern States Bancshares, Inc.	$2,848	$2,848	$355	Regional Banks
Greene County Bancorp, Inc.	$2,826	$2,966	$411	Regional Banks
Chemung Financial Corporation	$2,776	$2,776	$228	Regional Banks
Blue Ridge Bankshares, Inc.	$2,737	$2,737	$286	Regional Banks
ChoiceOne Financial Services, Inc.	$2,723	$2,723	$258	Regional Banks
Investar Holding Corporation	$2,723	$2,723	$173	Regional Banks
BayCom Corp	$2,665	$2,665	$278	Regional Banks
Unity Bancorp, Inc.	$2,654	$2,654	$409	Regional Banks
Western New England Bancorp, Inc.	$2,653	$2,653	$191	Regional Banks
Citizens & Northern Corporation	$2,611	$2,611	$311	Regional Banks
Fidelity D & D Bancorp, Inc.	$2,585	$2,585	$243	Regional Banks
USCB Financial Holdings, Inc.	$2,581	$2,581	$372	Regional Banks

C&F Financial Corporation	$2,563	$2,563	$218	Regional Banks
Orange County Bancorp, Inc.	$2,510	$2,510	$266	Regional Banks